NEW R-LINE FORMAT BY QUARTER FOR 1996-1998       U S WEST, INC.
(UNAUDITED)



                        1998 revenues for the quarter ended

In millions             Mar 31,  Jun 30, Sep 30, Dec 31,  Total
                        -------  ------- ------- ------- ------
OPERATING REVENUES
 Local services         $1,730   $1,756  $1,805  $1,837  $7,128
 Access services           665      671     660     673   2,669
 Long-distance services    204      200     202     189     795
 Directory services        306      310     313     339   1,268
 Other services            104      116     132     166     518
                        -------  ------- ------- ------- ------
Total operating rev.    $3,009   $3,053  $3,112  $3,204 $12,378
                        =======  ======= ======= ======= ======

                        1997 revenues for the quarter ended

In millions             Mar 31,  Jun 30, Sep 30, Dec 31,  Total
                        -------  ------- ------- ------- ------
OPERATING REVENUES
 Local services         $1,530   $1,498  $1,639  $1,613  $6,280
 Access services           701      689     669     586   2,645
 Long-distance services    250      240     235     172     897
 Directory services        286      294     295     315   1,190
 Other services            100      109     122     136     467
                        -------  ------- ------- ------- ------
Total operating rev.    $2,867   $2,830  $2,960  $2,822 $11,479
                        =======  ======= ======= ======= ======


                        1996 revenues for the quarter ended

In millions             Mar 31,  Jun 30, Sep 30, Dec 31,  Total
                        -------  ------- ------- ------- ------
OPERATING REVENUES
 Local services         $1,423   $1,463  $1,493  $1,527  $5,906
 Access services           631      634     617     667   2,549
 Long-distance services    290      277     271     259   1,097
 Directory services        263      271     268     286   1,088
 Other services            122      126     134     146     528
                        -------  ------- ------- ------- ------
Total operating rev.    $2,729   $2,771  $2,783  $2,885 $11,168
                        =======  ======= ======= ======= ======